Exhibit 99.1

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

For Investor Relations Inquiries:

Raphael Gross of ICR

203.682.8253

For Media Inquiries:

Brian Little of Bojangles’ Restaurants, Inc.

704.519.2118

Bojangles’, Inc. Reports Financial Results for its First Fiscal Quarter 2018

Reiterates Guidance for its Fiscal Year 2018

CHARLOTTE, N.C. — (Globe Newswire) — May 8, 2018 — Bojangles’, Inc. (Bojangles’) (NASDAQ: BOJA) today announced financial results for the 13-week first fiscal quarter ended April 1, 2018. Bojangles’ also reiterated its annual guidance for the 52-week fiscal year 2018 ending on December 30, 2018.

Highlights for the First Fiscal Quarter 2018 Compared to the First Fiscal Quarter 2017*

◾	Total revenues increased 2.7% to $137.5 million from $133.9 million in the prior year fiscal quarter;
◾	System-wide comparable restaurant sales decreased 0.6%, while company-operated comparable restaurant sales decreased 1.8% and franchised comparable restaurant sales increased 0.2%;
◾	6 system-wide restaurants were opened, consisting of 1 company-operated restaurant and 5 franchised restaurants, while 8 franchised restaurants were closed;
◾	Net Income was $4.7 million as compared to $7.5 million in the prior year fiscal quarter;
◾	Diluted Net Income per Share was $0.12 as compared to $0.19 in the prior year fiscal quarter;
◾	Adjusted Net Income** was $6.7 million as compared to $7.6 million in the prior year fiscal quarter;
◾	Adjusted Diluted Net Income per Share** was $0.18 as compared to $0.20 in the prior year fiscal quarter; and
◾	Adjusted EBITDA** was $16.4 million as compared to $18.9 million in the prior year fiscal quarter.

* Certain amounts for the first fiscal quarter of 2017 have been restated to reflect the adoption of the new revenue recognition standard. See “Adoption of New Accounting Standard” for further details.

** Descriptions of Adjusted Net Income, Adjusted Diluted Net Income per Share, Adjusted EBITDA and other non-GAAP financial measures are provided in this release under “Use and Definition of Non-GAAP Measures,” and reconciliations to GAAP figures are provided in the tables at the end of this release.

“We are pleased our system-wide comparable restaurant sales trends improved sequentially during the first fiscal quarter 2018 relative to the fourth fiscal quarter 2017 and turned slightly positive in our March fiscal period,” said Bojangles’ Interim President and CEO Randy Kibler. “Going forward, our key areas of focus will be on well-run restaurants, communicating and promoting our core menu items, and incorporating these key signature products into our value messaging. We believe that these efforts will resonate with our customers,” concluded Mr. Kibler.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

First Fiscal Quarter 2018 Financial Review

System-wide comparable restaurant sales decreased 0.6%, consisting of a 1.8% decrease in company-operated comparable restaurant sales and a 0.2% increase in franchised comparable restaurant sales. The comparable restaurant sales decrease at company-operated restaurants was composed of a decrease in transactions, partially offset by increases in price and mix.

Total revenues increased 2.7% to $137.5 million in the first fiscal quarter of 2018 from $133.9 million in the prior year fiscal quarter. The increase was primarily due to a net additional 34 system-wide restaurants at April 1, 2018 compared to March 26, 2017 and a slight increase in comparable restaurant sales at our franchised restaurants, partially offset by a comparable restaurant sales decline at our company-operated restaurants.

Company-operated restaurant revenues increased 1.9% to $127.2 million in the first fiscal quarter of 2018 from $124.8 million in the prior year fiscal quarter. Franchise royalty revenues increased 5.4% to $6.9 million in the first fiscal quarter of 2018 from $6.5 million in the prior year fiscal quarter.

Operating income was $8.9 million in the first fiscal quarter of 2018 as compared to $13.4 million in the prior year fiscal quarter.

Company-operated restaurant contribution, a non-GAAP measure, was $18.2 million in the first fiscal quarter of 2018 as compared to $20.1 million in the prior year fiscal quarter. As a percentage of company-operated restaurant revenues, company-operated restaurant contribution margin, a non-GAAP measure, decreased to 14.3% in the first fiscal quarter of 2018 from 16.1% in the prior year fiscal quarter.

General and administrative expenses were $11.6 million in the first fiscal quarter of 2018 as compared to $9.0 million in the prior year fiscal quarter. The increase was due primarily to executive separation expenses, stock-based compensation and headcount added to support an increased number of restaurants in our system.

Net Income was $4.7 million in the first fiscal quarter of 2018 as compared to $7.5 million in the prior year fiscal quarter. Diluted Net Income per Share was to $0.12 in the first fiscal quarter of 2018 as compared to $0.19 in the prior year fiscal quarter.

Adjusted Net Income, a non-GAAP measure, was $6.7 million in the first fiscal quarter of 2018 as compared to $7.6 million in the prior year fiscal quarter. Adjusted Diluted Net Income per Share was $0.18 in the first fiscal quarter of 2018 as compared to $0.20 in the prior year fiscal quarter.

Adjusted EBITDA, a non-GAAP measure, was $16.4 million in the first fiscal quarter of 2018 as compared to $18.9 million in the prior year fiscal quarter.

Fiscal Year 2018 Guidance

Bojangles’ has reiterated its annual outlook for the 52-week period ending on December 30, 2018:

◾	Total revenues of $550.0 million to $560.0 million (including approximately $11.0 million of franchise marketing and co-op advertising contribution revenues due to the change in the revenue recognition rules);
◾	System-wide comparable restaurant sales of negative low-single digits to flat;
◾	The opening of 30 to 40 system-wide restaurants, comprised of 6 to 10 company-operated restaurants and 24 to 30 franchised restaurants;
◾	Company-operated restaurant contribution margin of 14.0% to 14.5%;
◾	General and administrative expenses of $43.0 million to $43.5 million;
◾	Cash capital expenditures of $11.5 million to $12.5 million;
◾	Adjusted Diluted Net Income per Share of $0.64 to $0.72; and
◾	Adjusted EBITDA of $64.0 million to $68.0 million.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

Our guidance does not include the potential impact of restaurant portfolio optimization, which may include the refranchising of company-operated restaurants and/or additional restaurant closures. In addition, we have not reconciled guidance for Adjusted Diluted Net Income per Share or Adjusted EBITDA to the corresponding GAAP financial measures because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Adoption of New Accounting Standard

In May 2014, the Financial Accounting Standards Board issued new guidance for revenue recognition related to contracts with customers, which supersedes nearly all existing revenue recognition guidance. We adopted this new guidance in fiscal year 2018 using the full retrospective transition method, which resulted in restating each prior reporting period presented in the year of adoption, including the first fiscal quarter 2017. The adoption did not have a material impact on Company-operated restaurant revenues or Franchise royalty revenues. The new guidance requires Bojangles’ to recognize initial and renewal franchisee fees on a straight-line basis over the life of the franchise agreement, which impacts Other franchise revenues. In addition, funds contributed by franchisees to the advertising funds actively managed by Bojangles’, as well as the associated advertising fund expenditures, are reported on a gross basis, and the advertising fund revenues and expenses may be reported in different periods. The adoption of the new revenue recognition standard impacted the Company’s previously reported results as follows (in thousands, except per share amounts):

	Thirteen Weeks Ended March 26, 2017
	As Reported	Adjustments	As Adjusted
Franchise marketing and co-op advertising contribution revenues	$—	2,532	2,532
Other franchise revenues	200	(140)	60
Franchise marketing and co-op advertising costs	—	2,532	2,532
Income tax benefit (expense)	(4,169)	53	(4,116)
Net income	7,617	(87)	7,530
Net income per diluted share	0.20	(0.01)	0.19

	December 31, 2017
	As Reported	Adjustments	As Adjusted
Other current liabilities	$651	283	934
Deferred income taxes	71,190	(980)	70,210
Other noncurrent liabilities	13,458	3,774	17,232
Retained earnings	157,383	(3,077)	154,306

Conference Call and Webcast Today

Bojangles’ will host a conference call and webcast to discuss the first fiscal quarter 2018 results, as well as fiscal year 2018 guidance today at 5:00 p.m. Eastern Time. The conference call dial-in number is 201-493-6725. A telephone replay will be available through Friday, June 8, 2018 and may be accessed by dialing 412-317-6671. The conference ID is 13678529.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

The conference call will also be webcast live and later archived on the Investors section of our website at www.bojangles.com.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes, including breakfast served All Day, Every Day. Founded in 1977 in Charlotte, N.C., Bojangles’® serves menu items such as made-from-scratch biscuit breakfast sandwiches, delicious hand-breaded bone-in chicken, flavorful fixin’s (sides) and Legendary Iced Tea®. At April 1, 2018, Bojangles’ had 762 system-wide restaurants, of which 326 were company-operated and 436 were franchised restaurants, primarily located in the Southeastern United States. For more information, visit www.bojangles.com or follow Bojangles’ on Facebook and Twitter.

Use and Definition of Non-GAAP Measures

We utilize certain non-GAAP measures when assessing the operational strength and the performance of our business. We believe these non-GAAP measures assist our board of directors, management and investors in comparing our operating performance, on a consistent basis from period to period, by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary significantly among similar companies. Bojangles’ cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, reported GAAP results.

Company-operated restaurant contribution represents our operating income excluding the impact of franchise royalty revenues, franchise marketing and co-op advertising fund contribution revenues and associated costs, properties and equipment rental revenues, other franchise revenues, general and administrative expenses, costs associated with properties and equipment rentals, depreciation and amortization, impairment and (gain) loss on disposal of property and equipment and other, as identified by the reconciliation table below. Company-operated restaurant contribution margin is defined as company-operated restaurant contribution as a percentage of company-operated restaurant revenues. Company-operated restaurant contribution and company-operated restaurant contribution margin are supplemental measures of operating performance of our company-operated restaurants and our calculations thereof may not be comparable to those reported by other companies. Company-operated restaurant contribution and company-operated restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Included with the reconciliations to GAAP figures provided in the tables at the end of this release is a reconciliation of our operating income to our company-operated restaurant contribution.

Adjusted Net Income represents company net income before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below. Adjusted Diluted Net Income per Share represents company diluted net income per share before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below.

EBITDA represents company net income before interest expense (net of interest income), provision for income taxes and depreciation and amortization. Adjusted EBITDA represents company net income before interest expense (net of interest income), provision for income taxes, depreciation and amortization, items that we do not consider representative of our ongoing operating performance and certain non-cash items, as identified in the reconciliation table below.

Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

Forward-Looking Statements

This release contains forward-looking statements. All statements other than statements of historical or current facts included in this release are forward-looking statements. Forward-looking statements discuss our current expectations, projections and guidance relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. Actual results may differ materially from these expectations due to risks relating to, among other risks, our vulnerability to changes in consumer preferences and economic conditions; our ability to open restaurants in new and existing markets and expand our franchise system; our ability to generate comparable restaurant sales growth; financial or other difficulties, which could cause our restaurants and our franchisees’ restaurants to close; our ability to generate increased sales or profits from new menu items, advertising campaigns, changes in discounting strategy, technology initiatives or restaurant designs and remodels; cancellation of or delay in anticipated future restaurant openings; our reliance on, limited degree of control over and potential responsibility for, our franchisees; increases in the cost of chicken, pork, dairy, wheat, corn and other products; our ability to compete successfully with other quick-service and fast-casual restaurants; our vulnerability to conditions in the Southeastern United States; negative publicity, whether or not valid; concerns about food safety and quality and about food-borne illnesses, including adverse public perception due to the occurrence of avian flu, swine flu or other food-borne illnesses, such as salmonella, E. coli, or others; changes in employment and labor laws; labor shortages and increases in labor costs; the impact of litigation, including wage and hour class action lawsuits; and our dependence upon frequent and timely deliveries of restaurant food and other supplies. For further details and discussion of these and other risks and uncertainties, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 8, 2018, and which is available at www.sec.gov. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this earnings release. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

Assets	April 1, 2018	December 31, 2017 (a)
Current assets:
Cash and cash equivalents	$19,384	14,052
Accounts and vendor receivables, net	4,607	5,863
Accounts receivable, related parties, net	571	553
Inventories, net	3,389	3,619
Other current assets	1,958	2,408

Total current assets	29,909	26,495
Property and equipment, net	50,107	49,423
Goodwill	161,140	161,140
Brand	290,500	290,500
Franchise rights, net	22,872	23,146
Favorable leases, net	619	688
Other noncurrent assets	4,285	4,076

Total assets	$559,432	555,468

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,903	12,956
Accrued expenses	21,391	17,797
Current maturities of capital lease obligations	8,532	8,502
Other current liabilities	4,391	934

Total current liabilities	46,217	40,189
Long-term debt, less current maturities and deferred debt issuance costs, net	119,492	123,376
Deferred income taxes	69,981	70,210
Capital lease obligations, less current maturities	21,270	22,434
Other noncurrent liabilities	17,515	17,232

Total liabilities	274,475	273,441

Stockholders’ equity:
Preferred stock	—	—
Common stock	370	370
Treasury stock	(4,859)	(2,000)
Additional paid-in capital	129,869	128,895
Retained earnings	158,902	154,306
Accumulated other comprehensive income	675	456

Total stockholders’ equity	284,957	282,027

Total liabilities and stockholders’ equity	$559,432	555,468

(a)	Adjusted to reflect the retrospective adoption of Accounting Standards No. 2014-09, Revenue from Contracts with Customers.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017 (a)
Revenues:
Company-operated restaurant revenues	$127,153	124,783
Franchise royalty revenues	6,865	6,513
Franchise marketing and co-op advertising contribution revenues	2,663	2,532
Properties and equipment rental revenues	539	—
Other franchise revenues	272	60

Total revenues	137,492	133,888

Restaurant operating expenses:
Company-operated restaurant food and supplies costs	39,986	38,684
Company-operated restaurant labor costs	37,465	36,347
Company-operated restaurant operating costs	31,539	29,691
Company-operated restaurant depreciation and amortization	3,465	3,208
Franchise marketing and co-op advertising costs	2,663	2,532
Costs associated with properties and equipment rentals	421	—

Total restaurant operating expenses	115,539	110,462

Operating income before other operating expenses	21,953	23,426

Other operating expenses:
General and administrative	11,557	8,953
Depreciation and amortization	665	725
Impairment	853	296
(Gain) loss on disposal of property and equipment and other	(27)	22

Total other operating expenses	13,048	9,996

Operating income	8,905	13,430
Amortization of deferred debt issuance costs	(116)	(118)
Interest income	1	1
Interest expense	(1,648)	(1,667)

Income before income taxes	7,142	11,646
Income tax expense	(2,448)	(4,116)

Net income	$4,694	7,530

Net income per share:
Basic	$0.13	0.21

Diluted	$0.12	0.19

Weighted average shares used in computing net income per share:
Basic	36,736	36,568

Diluted	38,127	38,637

(a)	Adjusted to reflect the retrospective adoption of Accounting Standards No. 2014-09, Revenue from Contracts with Customers.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017 (a)
Cash flows from operating activities:
Net income	$4,694	7,530
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(267)	(236)
Depreciation and amortization	4,130	3,933
Amortization of deferred debt issuance costs	116	118
Impairment	853	296
(Gain) loss on disposal of property and equipment and other	(27)	22
Provision for doubtful accounts	172	153
Benefit for inventory spoilage	(12)	(3)
Stock-based compensation	1,016	374
Changes in operating assets and liabilities	5,420	2,049

Net cash provided by operating activities	16,095	14,236

Cash flows from investing activities:
Purchases of property and equipment	(1,815)	(3,015)
Proceeds from disposition of property and equipment	—	14

Net cash used in investing activities	(1,815)	(3,001)

Cash flows from financing activities:
Principal payments on long-term debt	(4,000)	(2,132)
Stock option exercises	10	162
Vesting of restricted stock units	(52)	—
Purchases of treasury stock	(2,859)	—
Principal payments on capital lease obligations	(2,047)	(1,750)

Net cash used in financing activities	(8,948)	(3,720)

Net increase in cash and cash equivalents	5,332	7,515
Cash and cash equivalents balance, beginning of fiscal period	14,052	13,898

Cash and cash equivalents balance, end of fiscal period	$19,384	21,413

(a)	Adjusted to reflect the retrospective adoption of Accounting Standards No. 2014-09, Revenue from Contracts with Customers.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017 (a)
Net income	$4,694	7,530

Certain professional, transaction and other costs (b)	—	3
Payroll taxes associated with stock option exercises (c)	5	26
Executive separation expenses (d)	1,034	5
Modification of equity awards in connection with executive separation (e)	551	—
Adjustments to deferred tax assets associated with executive compensation (f)	802	—
Tax impact of adjustments (g)	(387)	(11)

Total adjustments	2,005	23

Adjusted Net Income	$6,699	7,553

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017 (a)
Diluted net income per share	$0.12	0.19

Certain professional, transaction and other costs (b)	—	—
Payroll taxes associated with stock option exercises (c)	—	0.01
Executive separation expenses (d)	0.03	—
Modification of equity awards in connection with executive separation (e)	0.02	—
Adjustments to deferred tax assets associated with executive compensation (f)	0.02	—
Tax impact of adjustments (g)	(0.01)	—

Total adjustments	0.06	0.01

Adjusted Diluted Net Income per Share	$0.18	0.20

(a)	Adjusted to reflect the retrospective adoption of Accounting Standards No. 2014-09, Revenue from Contracts with Customers.
(b)	Includes public offering expenses. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(c)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when stock options that were outstanding prior to our initial public offering are exercised.
(d)	Represents severance and legal fees associated with former executives departing the Company.
(e)	Represents net non-cash, stock-based compensation recorded in connection with the modification of certain equity awards associated with a former executive departing the Company.
(f)	In connection with a former executive departing the Company and the associated modification of equity awards, certain compensation costs related to the executive are no longer expected to be deductible for income tax purposes. Accordingly, we recorded adjustments to previously recorded deferred tax assets. We could record similar adjustments in future periods if any of the compensation costs are ultimately deductible for income tax purposes.
(g)	Represents the income tax expense associated with the adjustments in (b) through (f) that are deductible for income tax purposes.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017 (a)
Net income	$4,694	7,530
Income taxes	2,448	4,116
Interest expense, net	1,647	1,666
Depreciation and amortization (b)	4,246	4,051

EBITDA	13,035	17,363
Non-cash rent (c)	334	404
Stock-based compensation (d)	1,016	374
Payroll taxes associated with stock option exercises (e)	5	26
Preopening expenses (f)	101	375
Certain professional, transaction and other costs (g)	—	3
Executive separation expenses (h)	1,034	5
Impairment and dispositions (i)	826	332

Adjusted EBITDA	$16,351	18,882

(a)	Adjusted to reflect the retrospective adoption of Accounting Standards No. 2014-09, Revenue from Contracts with Customers.
(b)	Includes amortization of deferred debt issuance costs.
(c)	Includes deferred rent, which represents the extent to which our rent expense has been above or below our cash rent payments, amortization of favorable (unfavorable) leases and closed store reserves for rent net of cash payments. We expect to continue to incur similar expenses in future periods as we record rent expense in accordance with GAAP, as well as continue to amortize favorable (unfavorable) leases and record closed store reserves.
(d)	Represents non-cash, stock-based compensation. We expect to incur similar expenses in future periods as we record stock-based compensation related to existing grants (and any potential future grants) in accordance with GAAP.
(e)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when stock options that were outstanding prior to our initial public offering are exercised.
(f)	Includes expenses directly associated with the opening of company-operated restaurants and incurred prior to the opening of a company-operated restaurant. We expect to continue to incur similar expenses as we open company-operated restaurants.
(g)	Includes public offering expenses. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(h)	Represents severance and legal fees associated with former executives departing the Company.
(i)	Includes (gain) loss on disposal of property and equipment and other, impairment and cash proceeds on disposals from disposition of property and equipment. We could continue to record impairment expense in future periods if performance of company-operated restaurants is not sufficient to recover the carrying amount of the related long-lived assets. We may incur future (gains) losses and receive cash proceeds on disposal of property and equipment associated with retirement, replacement or write-off of fixed assets.

Bojangles’, Inc. – Fiscal Year 2018

First Fiscal Quarter 2018 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Operating Income to Company-Operated Restaurant Contribution

(in thousands)

		Thirteen Weeks Ended
		April 1, 2018	March 26, 2017 (a)
Operating income		$8,905	13,430
Less:	Franchise royalty revenues	(6,865)	(6,513)
	Franchise marketing and co-op advertising contribution revenues	(2,663)	(2,532)
	Properties and equipment rental revenues	(539)	—
	Other franchise revenues	(272)	(60)
Plus:	General and administrative	11,557	8,953
	Franchise marketing and co-op advertising costs	2,663	2,532
	Costs associated with properties and equipment rentals	421	—
	Depreciation and amortization	4,130	3,933
	Impairment	853	296
	(Gain) loss on disposal of property and equipment and other	(27)	22

Company-operated restaurant contribution		$18,163	20,061

Company-operated restaurant revenues		$127,153	124,783
Company-operated restaurant contribution margin		14.3%	16.1%

(a)	Adjusted to reflect the retrospective adoption of Accounting Standards No. 2014-09, Revenue from Contracts with Customers.